Exhibit 10.31

FIRST AMENDMENT

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment To Amended and Restated Loan And Security Agreement (this “Amendment”) dated as of November 10, 2008, is entered into by and among Bell Microproducts Inc., a California corporation (“Administrative Borrower”), Bell Microproducts – Future Tech, Inc., a California corporation (“Future Tech”), Rorke Data, Inc., a Minnesota corporation (“Rorke”), Bell Microproducts Canada – Tenex Data ULC, a Nova Scotia unlimited liability company (“Tenex”), Total Tec Systems, Inc., a New Jersey corporation (“Total Tec”), Forefront Graphics US Inc., an Ontario corporation (“Forefront” and together with Administrative Borrower, Future-Tech, Rorke, Tenex and Total Tec, individually, a “Borrower” and collectively, “Borrowers”), Bell Microproducts Canada Inc., a California corporation (“Bell Micro Canada”), Bell Microproducts Mexico Shareholder, LLC, a Florida limited liability company (“Mexico Shareholder”), Wachovia Capital Finance Corporation (Western), in its capacity as administrative agent for the financial institutions from time to time parties to the Loan Agreement (as defined below) as lenders (each individually, a “Lender” and collectively, “Lenders”) (in such capacity, “Agent”), and Required Lenders (as defined in the Loan Agreement), with reference to the following facts:

RECITALS

A. Lenders are extending various secured financial accommodations to Borrowers upon the terms of that certain Amended and Restated Loan and Security Agreement dated as of September 29, 2008 (the “Loan Agreement”).

B. Borrowers, Bell Micro Canada, Mexico Shareholder, Required Lenders and Agent now desire to amend the Loan Agreement and the Consent upon the terms and conditions set forth herein.

AMENDMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, Borrowers, Required Lenders and Administrative Agent hereby agree as follows:

1. Defined Terms. Unless otherwise specified herein, any capitalized terms defined in the Loan Agreement shall have the same respective meanings as used herein.

2. Amendment to Loan Agreement. Section 9.10(n) of the Loan Agreement is hereby amended and restated, effective as of the date of the Loan Agreement (subject to the conditions set forth in Section 3 below), to read in its entirety as follows:

“(n) intercompany receivables owed by any Affiliate of a Borrower that is not a ‘Borrower’ hereunder to any Borrower, so long as (i) no Event of Default exists and is continuing or would result from the existence of such receivable, and (ii) the aggregate amount of such intercompany receivables outstanding on the last day of each of the months set forth below does not exceed the difference of the amount set forth opposite such month minus the sum of investments heretofore or hereafter made in Bell Microproducts Brazil Holdings, LLC, a Minnesota limited liability company, in connection with Net Storage Computers Ltd. as contemplated in Section 9.10(p):

Months	Amounts
Each month through and including November 2008	$60,000,000

Each month from December 2008 through February 2009, inclusive	$50,000,000

Each month from March 2009 through August 2009, inclusive	$45,000,000

Each month after August 2009	$40,000,000	”

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the receipt by Agent or the satisfaction of the following conditions precedent:

(a) Counterparts of this Amendment duly executed and delivered by Borrowers, Bell Micro Canada, Mexico Shareholder, Agent and Required Lenders;

(b) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist;

(c) The representations and warranties set forth herein and in the Loan Agreement shall be true and correct; and

(d) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

4. Guarantors’ Acknowledgement. Bell Micro Canada and Mexico Shareholder each hereby acknowledge and consent to the terms, conditions and provisions of this Amendment and to the transactions contemplated hereby. Bell Micro Canada hereby reaffirms its obligations under its Guarantee, dated as of May 14, 2001, and agrees that it is and shall remain responsible for the Obligations of Borrowers under the Loan Agreement as amended by this Amendment. Mexico Shareholder hereby reaffirms its obligations under its Guarantee, dated as of October 9, 2003, and agrees that it is and shall remain responsible for the Obligations of Borrowers under the Loan Agreement as amended by this Amendment.

5. Representations and Warranties. Each Borrower and Guarantor reaffirms that the representations and warranties made to Lenders and Agent in the Loan Agreement and other Financing Agreements are true and correct in all material respects as of the date of this Amendment as though made as of such date and after giving effect to this Amendment. In addition, each Borrower and Guarantor makes the following representations and warranties to Lenders and Agent, which shall survive the execution of this Amendment.

(a) The execution, delivery and performance of this Amendment are within each Borrower’s and Guarantor’s powers, have been duly authorized by all necessary actions, have received all necessary governmental approvals, if any, and do not contravene any law or any contractual restrictions binding on any Borrower or Guarantor.

(b) This Amendment is the legal, valid and binding obligation of each Borrower and Guarantor enforceable against each Borrower and Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally.

(c) No event has occurred and is continuing, after giving effect to this Amendment, which constitutes an Event of Default under the Loan Agreement or any other of the Financing Agreements, or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

6. Continuing Effect of Financing Agreements. To the extent of any inconsistencies between the terms of this Amendment and the Loan Agreement, this Amendment shall govern. In all other respects, the Loan Agreement and other Financing Agreements shall remain in full force and effect and are hereby ratified and confirmed.

7. References. Upon the effectiveness of this Amendment, each reference in any Financing Agreements to “the Agreement”, “hereunder,” “herein,” “hereof,” or of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

8. Governing Laws. This Amendment, upon becoming effective, shall be deemed to be a contract made under, governed by, and subject to, and shall be construed in accordance with, the internal laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Amendment as of the date first set forth above, to become effective in the manner set forth above.

“Borrowers”		“Guarantors”

BELL MICROPRODUCTS INC.		BELL MICROPRODUCTS CANADA INC.

By:	/s/ W. Donald Bell	By:	/s/ W. Donald Bell
Name:	W. Donald Bell	Name:	W. Donald Bell
Title:	President & CEO	Title:	President

BELL MICROPRODUCTS – FUTURE TECH, INC.		BELL MICROPRODUCTS MEXICO SHAREHOLDER, LLC

By:	/s/ Andrew S. Hughes	By:	/s/ W. Donald Bell
Name:	Andrew S. Hughes	Name:	W. Donald Bell
Title:	Vice President & Secretary	Title:	Authorized Representative

RORKE DATA, INC.

By:	/s/ Andrew S. Hughes
Name:	Andrew S. Hughes
Title:	Vice President & Secretary

BELL MICROPRODUCTS CANADA – TENEX DATA ULC

By:	/s/ W. Donald Bell
Name:	W. Donald Bell
Title:	President

TOTAL TEC SYSTEMS, INC.

By:	/s/ Andrew S. Hughes
Name:	Andrew S. Hughes
Title:	Vice President & Secretary

FOREFRONT GRAPHICS US, INC.

By:	/s/ Andrew S. Hughes
Name:	Andrew S. Hughes
Title:	Vice President & Secretary

“Agent and Lenders”

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Agent and Lender

By:	/s/ Gary Whitaker
Name:	Gary Whitaker
Title:	Director

BANK OF AMERICA, N.A., as Lender

By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC., as Lender

By:	/s/ Kirk Wolverton
Name:	Kirk Wolverton
Title:	Vice President

WELLS FARGO FOOTHILL, LLC, as Lender

By:	/s/ Juan Barrera
Name:	Juan Barrera
Title:	Vice President